UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 2, 2007

PPG INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-01687	25-0730780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One PPG Place, Pittsburgh, Pennsylvania	15272
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (412) 434-3131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

In the third quarter of 2007, PPG Industries, Inc. (“the Company”) announced that it had entered into separate agreements to sell both its automotive glass and automotive replacement glass and services businesses and its fine chemicals business. Based on the third quarter commitments to sell these businesses, the Company determined that the accounting requirements of Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” for classifying these businesses as assets held for sale and reporting their results of operations and cash flows as discontinued operations were met. The condensed consolidated financial statements filed in the Quarterly Report on Form 10-Q for the period ended September 30, 2007 presented these businesses as assets held for sale and reported their results as discontinued operations. The financial information below presents the sales and earnings of the Company and of its reportable segments for the year ended December 31, 2006 and for all quarters in 2006 after adjustment to reclassify the results of operations of the automotive glass and automotive replacement glass and services businesses and fine chemicals business to discontinued operations.

	2006 Financial Information
	3 Months Ended March 31 2006	3 Months Ended June 30 2006	3 Months Ended September 30 2006	3 Months Ended December 31 2006	12 Months Ended December 31 2006
	(millions, except per share data)
Net sales
Performance and Applied Coatings	$678	$774	$800	$836	$3,088
Industrial Coatings	767	811	811	847	3,236
Optical and Specialty Materials	219	241	230	214	904
Commodity Chemicals	401	372	371	339	1,483
Glass	286	308	292	264	1,150

TOTAL	$2,351	$2,506	$2,504	$2,500	$9,861

Segment income
Performance and Applied Coatings	$105	$144	$131	$134	$514
Industrial Coatings	91	104	83	71	349
Optical and Specialty Materials	60	60	53	44	217
Commodity Chemicals	87	86	77	35	285
Glass	22	32	25	20	99

TOTAL	365	426	369	304	1,464
Restructuring	(33)	(2)	—	—	(35)
Legacy costs (Note A)	(20)	3	(203)	(13)	(233)
Asbestos settlement - net	(9)	(8)	(6)	(5)	(28)
Interest - net	(17)	(18)	(18)	(16)	(69)
Unallocated stock based compensation (Note B)	(8)	(10)	(10)	(6)	(34)
Other unallocated corporate expense	(28)	(20)	(31)	(24)	(103)

INCOME BEFORE INCOME TAXES AND MINORITY INTEREST	250	371	101	240	962
Income tax expense	59	94	14	74	241
Minority interest	19	16	17	16	68

INCOME FROM CONTINUING OPERATIONS	172	261	70	150	653
Income from discontinued operations, net of tax	12	19	20	7	58

NET INCOME	$184	$280	$90	$157	$711

Earnings per common share
Income from continuing operations	$1.04	$1.57	$0.42	$0.91	$3.94
Income from discontinued operations	$0.07	$0.12	$0.12	$0.04	$0.35

NET INCOME	$1.11	$1.69	$0.54	$0.95	$4.29

Earnings per common share - assuming dilution
Income from continuing operations	$1.04	$1.56	$0.42	$0.90	$3.92
Income from discontinued operations	$0.07	$0.12	$0.12	$0.04	$0.35

NET INCOME	$1.11	$1.68	$0.54	$0.94	$4.27

Note A:

Legacy costs include current costs related to former operations of the Company, including certain environmental remediation, pension and other postretirement benefit costs and certain charges which are considered to be unusual or non-recurring. For the three months ended September 30, 2006, these costs included a pretax charge of $165 million for environmental remediation and a charge for the settlement of a legal matter of $23 million.

Note B:

Unallocated stock based compensation includes the cost of stock options, restricted stock units and contingent share grants which are not allocated to the operating segments.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 2, 2007	PPG INDUSTRIES, INC.
(Registrant)

	By:	/s/ William H. Hernandez
William H. Hernandez
Senior Vice President, Finance, Chief Financial Officer and Treasurer